Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF SIBANYE GOLD LIMITED

(AS OF JANUARY 11, 2013)

Agrihold Proprietary Limited, incorporated in South Africa

Bushbuck Ventures Proprietary Limited, incorporated in South Africa

Gold Fields Business Leadership Academy Proprietary Limited, incorporated in South Africa

Gold Fields Security Limited, incorporated in South Africa

Gold Fields Shared Services Proprietary Limited, incorporated in South Africa

Gold Fields Trust Proprietary Limited, incorporated in South Africa

Golden Hytec Farming Proprietary Limited, incorporated in South Africa

Golden Oils Proprietary Ltd, incorporated in South Africa

Living Gold Proprietary Limited, incorporated in South Africa

M Janse van Rensburg Proprietary Limited, incorporated in South Africa

ORYX Ventures Proprietary Limited, incorporated in South Africa

St. Helena Hospital Proprietary Limited, incorporated in South Africa

West Driefontein Gold Mining Company Limited, incorporated in South Africa

Witwatersrand Deep Investments Limited, incorporated in South Africa